SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                               September 20, 2002
                Date of Report (Date of earliest event reported)


                         Commission File Number: 1-5989

                           ANIXTER INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                       94-1658138
 (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                      Identification No.)


                                 4711 Golf Road
                             Skokie, Illinois 60076
                                 (847) 677-2600
          (Address and telephone number of principal executive offices)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

       On September 20, 2002, Anixter International Inc. (the "Company"), completed the purchase of the operations and assets of Pentacon, Inc., a leading distributor of fasteners and other small parts to Original Equipment Manufacturers and provider of inventory management services, pursuant to Pentacon's plan of reorganization filed under Chapter 11 of the United States Bankruptcy Code. Pentacon has 30 distribution and sales facilities in the United States, along with sales offices and agents in Europe, Canada, Mexico and Australia. The Company paid a total of $108.2 million for assets with a net book value of approximately $87.3 million. The net assets primarily consist of accounts receivable, inventory, office and warehouse equipment and furnishings, accounts payable and select operating liabilities. The Company agreed to hire the existing Pentacon employees and assume the lease obligations for current operating facilities. The acquired assets will be used in substantially the same manner in which they were utilized by Pentacon. In addition, the Company will incur approximately $3.0 million of transaction related costs that will be capitalized as part of the acquisition. The terms of the acquisition were determined through arms-length negotiations between the Company and Pentacon and were confirmed by the Bankruptcy Court on September 9, 2002. The acquisition is expected to be accretive to earnings for the three months ending January 3, 2003.

       The purchase was funded using a combination of invested cash balances and borrowings under existing working capital and accounts receivable securitization facilities. Borrowings under existing working capital facilities were with a number of banks and institutional lenders led by Bank of America, N.A., as administrative agent, Bank One, N.A., as syndication agent, The Bank of Nova Scotia, as documentation agent and Credit Lyonnais Chicago Branch and Suntrust Bank, as managing agents. The Company's accounts receivable securitization facility is led by Bank One, N.A., as agent. As of the closing date, the Company's total outstanding debt balance, including amounts outstanding under its accounts receivable securitization facility, was $353.2 million. As of the same date, the Company's debt to total capital ratio is now 36.6 percent as compared to 40.6 percent at the end of December 2001. Samuel Zell, chairman of the Company, is an indirect beneficial owner of 24.5 percent of Pentacon's Senior Subordinated Notes.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

       (a) Financial Statements of Business Acquired.

           The financial statements required to be filed by this Item are not included in this report, but will be filed by amendment not later than 60 days after the date that this Current Report on Form 8-K is required to be filed.



       (b) Pro Forma Financial Information.

           The pro forma financial information required to be filed by this Item is not included in this report, but will be filed by amendment not later than 60 days after the date that this Current Report on Form 8-K is required to be filed.

       (c) Exhibits.

           Asset Purchase Agreement, dated as of May 23, 2002, by and between Anixter International Inc. and Pentacon, Inc., Pentacon Deleware, Inc., JIT Holdings, Inc., Pentacon Properties, L.P., Pentacon International Sales, Inc., Pentacon Aerospace Group, Inc., Pentacon USA, L.P., Pentacon Industrial, Inc., Pentacon Europe Limited, Pentacon Mexico S.A. de C.V. and Pentacon Canada Corporation.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           ANIXTER INTERNATIONAL INC.

Date: October 1, 2002                      By: /s/ Robert W. Grubbs
                                              ----------------------
                                                   Robert W. Grubbs
                                          President and Chief Executive Officer



Date: October 1, 2002                      By: /s/ Dennis J. Letham
                                              -----------------------
                                                   Dennis J. Letham
                                            Senior Vice President - Finance
                                              and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.                  Description of Exhibits
-----------                  -----------------------
2.1 Asset Purchase Agreement, dated as of May 23, 2002, by and between Anixter International Inc. and Pentacon, Inc., Pentacon Deleware, Inc., JIT Holdings, Inc., Pentacon Properties, L.P., Pentacon International Sales, Inc., Pentacon Aerospace Group, Inc., Pentacon USA, L.P., Pentacon Industrial, Inc., Pentacon Europe Limited, Pentacon Mexico S.A. de C.V. and Pentacon Canada Corporation.